Exhibit 99.1

Allarity Therapeutics Outlines Company’s 2024 Progress and Objectives

-     Current Cash Balance of $20 million Expected to Provide Runway Into 2026

-    Allarity to Pause Use of ATM

-    Cap Table Successfully Cleaned Up

-     Allarity’s Stenoparib Shows Extended Duration of Phase 2 Clinical Benefit

Boston (July 22, 2024)—Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing personalized cancer treatments, today outlines the Company’s progress in 2024 and future objectives.

Led by New Management Allarity has Materially Strengthened its Finances

The Company’s overall financial situation significantly improved as the Company today announced a new, strong cash balance and pausing of At-The-Market (ATM) offering:

●	New Strong Cash Balance: Allarity Therapeutics is pleased to announce that the Company now has a financial runway extending into 2026 at its current burn rate with a cash balance of $20M as of July 19, 2024.

●	Pausing the ATM: In line with this newly achieved financial position, Allarity plans to pause its ATM offering program for the foreseeable future.

This new financial situation led by a new management that, throughout 2024, has implemented several key actions to improve Allarity’s future outlook:

●	Cleaning Up the Capitalization Table: Consolidated to a single class of common stock, eliminating variable-priced convertible securities, including both warrants and Series A Preferred Stock.

●	Streamlining Operations and Cutting Costs: Enhancing operational efficiency and reducing the cost base.

●	Focusing Resources on Stenoparib: Concentrating all company efforts on advancing stenoparib, a novel dual PARP and Tankyrase inhibitor, the Company’s promising clinical asset.

Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

Stenoparib Continues To Show Extended Duration of Clinical Benefit in Phase 2 Trial

Earlier this year, Allarity Therapeutics made a strategic pivot away from a multi-asset pipeline strategy to accelerate and focus solely on stenoparib.

As previously announced, in its Phase 2 clinical trial in advanced, recurrent ovarian cancer patients, stenoparib continues to show durable clinical benefit when given twice daily as monotherapy, with multiple patients remaining on treatment more than 30 weeks.

These results provided clinical proof of concept for stenoparib, prompting Allarity to focus its resources on developing a follow-on clinical trial to accelerate potential regulatory approval by the FDA of stenoparib.

Company Receives Wells Notice

As Allarity disclosed today in a Form 8-K filing, on July 18, 2024, Allarity received a “Wells Notice” from the Staff of the Securities and Exchange Commission (the “SEC”), relating to the previously disclosed SEC investigation. The Wells Notice relates to the Company’s disclosures regarding meetings with the United States Food and Drug Administration (the “FDA”) regarding our NDA for Dovitinib or Dovitinib-DRP, which was submitted to the FDA in 2021. Allarity also understands that three of its former officers received Wells Notices from the SEC relating to the same conduct.

The Company understands that all of the conduct relating to the SEC Staff’s Wells Notice occurred during or prior to fiscal year 2022. A Wells Notice is neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law. The Wells Notice informed the Company that the SEC Staff has made a preliminary determination to recommend that the SEC file an enforcement action against the Company that would allege certain violations of the federal securities laws. The Company is continuing to cooperate with the SEC and maintains that its actions were appropriate, and intends to pursue the Wells Notice process, including submitting a formal response to the SEC.

Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

Proposed Reverse Stock Split Necessary to Maintain NASDAQ Listing

The Company’s board of directors has put a proposal before shareholders for a reverse stock split. Allarity has requested approval of the reverse stock split to regain and sustain compliance with NASDAQ requirements. The reverse split is essential to enabling compliance with this objective. If the Reverse Stock Split is not approved by the Company’s stockholders, the Company’s common stock may be delisted from NASDAQ. Maintaining a NASDAQ listing is crucial for investor confidence and to maintain liquidity in the Company’s common stock. Put simply, a NASDAQ delisting could complicate stockholder’s ability to trade the Company’s common stock, impact its stock price and affect stockholder’s ability to buy or sell when desired. Failure to secure approval for the reverse stock split may hinder management’s ability to execute its strategy, to the detriment of shareholders. Additionally, it may impede strategic initiatives dependent on the issuance of common stock. It is essential to understand that a reverse stock split consolidates existing shares, preserving the Company’s overall value and each shareholder’s respective ownership percentage.

We respectfully request that you vote in favor of the reverse split proposal. If you have already voted, it is not too late to change your vote should you wish to do so. If you have any questions or need help voting, please call Allarity’s proxy solicitor, Sodali & Co, at +1 212 300 2470.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/Tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® companion diagnostic for patient selection in the ongoing phase 2 clinical trial, NCT03878849. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

X: https://twitter.com/allaritytx

Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, the impact of recent clinical and operational achievements on future trial designs and regulatory progress, potential commercial partnerships, planning and execution of registrational intent clinical trials, the anticipated progress of stenoparib following its Phase 2 clinical trial, the potential outcomes of ongoing SEC investigations, the proposal and potential approval of a reverse stock split, and the possibility of Nasdaq listing compliance issues or changes. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with maintaining compliance with Nasdaq’s continued listing requirements, the trading price of Allarity’s shares of common stock may be volatile and other risks inherent in Allarity’s business including, the risk that the Company is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for stenoparib or any of our other therapeutic candidates and companion diagnostics or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, and the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates, and the possible impact of SEC investigations and Wells Notices, and the possibility of Nasdaq delisting. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1 registration statement filed on April 17, 2024, and our Form 10-K annual report on file with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen
Carrotize PR & Communications
+45 6062 9390
tsp@carrotize.com

Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com
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